Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
617-444-3913	617-274-7130
jyoung@akamai.com	tbarth@akamai.com

AKAMAI REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

•	Revenue of $551 million, up 11% year-over-year and up 15% adjusted for foreign exchange*

•	GAAP EPS of $0.49 per diluted share, down 2% year-over-year and up 3% adjusted for foreign exchange*

•	Non-GAAP EPS of $0.62 per diluted share, consistent year-over-year and up 5% adjusted for foreign exchange*

CAMBRIDGE, Mass. – October 27, 2015 – Akamai Technologies, Inc. (NASDAQ: AKAM), the global leader in Content Delivery Network (CDN) services, today reported financial results for the third quarter ended September 30, 2015.

“The third quarter was another solid quarter for Akamai on both the top and bottom lines.  We delivered earnings that exceeded our expectations, even as we continued to invest in innovation, new products and global infrastructure to meet future demand,” said Dr. Tom Leighton, Chief Executive Officer.  “We were particularly pleased with the continued, very strong growth of our Cloud Security Solutions.  Revenue from our Cloud Security Solutions grew 44% year-over-year in constant currency, and now exceeds an annualized run rate of $250 million, making Akamai one of the world’s largest cloud security service providers.”
Akamai delivered the following results for the third quarter ended September 30, 2015:

Revenue: Revenue was $551 million, an 11% increase over third quarter 2014 revenue of $498 million and a 15% increase when adjusted for foreign exchange*.

Revenue by Solution Category:

•	Media Delivery Solutions revenue was $245 million, up 5% year-over-year and up 10% when adjusted for foreign exchange*

•	Performance and Security Solutions revenue was $263 million, up 15% year-over-year and up 18% when adjusted for foreign exchange*

•	Cloud Security Solutions revenue, a component of Performance and Security, was $65 million, up 39% year-over-year and up 44% when adjusted for foreign exchange*

•	Service and Support Solutions revenue was $43 million, up 19% year-over-year and up 24% when adjusted for foreign exchange*

Revenue by Geography:

•	U.S. revenue was $401 million, a 10% increase over third quarter 2014

•	International revenue was $150 million, a 12% increase over third quarter 2014 and a 27% increase when adjusted for foreign exchange*

Income from operations: GAAP income from operations was $116 million, a 4% decrease over third quarter 2014 GAAP income from operations of $120 million. GAAP operating margin for the third quarter of 2015 was 21%, down three percentage points from the same period last year.

Non-GAAP income from operations* was $157 million, relatively consistent with third quarter 2014 non-GAAP income from operations of $158 million. Non-GAAP operating margin* for the third quarter of 2015 was 29%, down three percentage points from the same period last year.

Net income: GAAP net income was $88 million, a 3% decrease over third quarter 2014 GAAP net income of $91 million. Non-GAAP net income* was $112 million, relatively consistent with third quarter 2014 non-GAAP net income of $111 million.

EPS: GAAP EPS was $0.49 per diluted share, a 2% decrease over third quarter 2014 GAAP EPS of $0.50, and a 3% increase when adjusted for foreign exchange*. GAAP EPS for the quarter included a $0.06 per diluted share tax benefit from the retroactive application of a U.S. tax court ruling with respect to the treatment of stock-based compensation in intercompany transactions.

Non-GAAP EPS was $0.62 per diluted share, consistent with third quarter 2014 non-GAAP EPS and a 5% increase when adjusted for foreign exchange*.

Adjusted EBITDA*: Adjusted EBITDA was $222 million, a 4% increase over third quarter 2014 Adjusted EBITDA of $213 million. Adjusted EBITDA margin* for the third quarter of 2015 was 40%, down three percentage points from the same period last year.

Other third quarter 2015 results included:

•	Cash from operations was $183 million, or 33% of revenue

•	Cash, cash equivalents and marketable securities as of September 30, 2015 was $1.5 billion

•	The Company spent $76 million to repurchase 1.1 million shares of its common stock at an average price of $72.02 per share

•	The Company had approximately 178 million shares of common stock outstanding as of September 30, 2015

*See Use of Non-GAAP Financial Measures below for definitions.

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-877-703-6109 (or 1-857-244-7308 for international calls) and using passcode No. 16030768. A live webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 32698839. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
As the global leader in Content Delivery Network (CDN) services, Akamai makes the Internet fast, reliable and secure for its customers. The company’s advanced web performance, mobile performance, cloud security and media delivery solutions are revolutionizing how businesses optimize consumer, enterprise and entertainment experiences for any device, anywhere. To learn how Akamai solutions and its team of Internet experts are helping businesses move faster forward, please visit www.akamai.com or blogs.akamai.com, and follow @Akamai on Twitter.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	September 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$256,471	$238,650
Marketable securities	411,382	519,642
Accounts receivable, net	365,957	329,578
Prepaid expenses and other current assets	115,601	128,981
Deferred income tax assets	61,574	45,704
Current assets	1,210,985	1,262,555
Property and equipment, net	734,540	601,591
Marketable securities	837,020	869,992
Goodwill and acquired intangible assets, net	1,294,478	1,183,706
Deferred income tax assets	1,888	1,955
Other assets	105,898	81,747
Total assets	$4,184,809	$4,001,546
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$276,192	$282,098
Other current liabilities	55,814	51,913
Current liabilities	332,006	334,011
Deferred income tax liabilities	49,925	39,299
Convertible senior notes	619,365	604,851
Other liabilities	97,850	78,050
Total liabilities	1,099,146	1,056,211
Stockholders' equity	3,085,663	2,945,335
Total liabilities and stockholders' equity	$4,184,809	$4,001,546

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Nine Months Ended
(in thousands, except per share data)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenue	$551,030	$540,723	$498,042	$1,618,289	$1,427,579
Costs and operating expenses:
Cost of revenue (1) (2)	183,204	179,910	158,812	532,408	447,742
Research and development (1)	38,396	36,693	32,583	110,917	92,869
Sales and marketing (1)	107,426	111,501	96,215	322,406	268,742
General and administrative (1) (2)	99,543	99,152	81,905	288,287	239,946
Amortization of acquired intangible assets	6,752	6,752	8,403	20,284	23,654
Restructuring charges (benefits)	20	455	(115)	517	1,189
Total costs and operating expenses	435,341	434,463	377,803	1,274,819	1,074,142
Income from operations	115,689	106,260	120,239	343,470	353,437
Interest income	2,723	2,541	2,010	8,265	5,389
Interest expense	(4,630)	(4,678)	(4,482)	(13,884)	(10,939)
Other income (expense), net	204	(1,605)	(188)	(1,702)	(1,968)
Income before provision for income taxes	113,986	102,518	117,579	336,149	345,919
Provision for income taxes	25,946	35,318	26,424	103,163	109,078
Net income	$88,040	$67,200	$91,155	$232,986	$236,841

Net income per share:
Basic	$0.49	$0.38	$0.51	$1.30	$1.33
Diluted	$0.49	$0.37	$0.50	$1.29	$1.31

Shares used in per share calculations:
Basic	178,547	178,682	178,186	178,591	178,324
Diluted	180,364	180,738	180,955	180,642	181,278

(1) Includes stock-based compensation (see supplemental table for figures)
(2) Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Cash flows from operating activities:
Net income	$88,040	$67,200	$91,155	$232,986	$236,841
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	74,785	73,989	67,415	219,234	179,643
Stock-based compensation	31,046	32,251	28,008	92,966	84,800
Excess tax benefits from stock-based compensation	(2,114)	(9,609)	(4,297)	(24,851)	(23,958)
(Benefit) provision for deferred income taxes	(1,666)	(24,580)	(11,218)	(17,941)	10,622
Amortization of debt discount and issuance costs	4,630	4,677	4,482	13,884	10,939
Other non-cash reconciling items, net	2,126	703	1,340	3,271	2,535
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(26,415)	18,260	(8,959)	(40,707)	(50,213)
Prepaid expenses and other current assets	4,097	13,839	(9,348)	16,119	(22,346)
Accounts payable and accrued expenses	(5,575)	84,376	15,417	26,098	36,876
Deferred revenue	(115)	76	2,938	6,908	7,688
Other current liabilities	(53)	157	(2,122)	146	(703)
Other non-current assets and liabilities	13,822	2,684	(1,529)	18,247	(10,195)
Net cash provided by operating activities	182,608	264,023	173,282	546,360	462,529
Cash flows from investing activities:
Cash received (paid) for acquired businesses, net of cash acquired	500	(106,883)	—	(122,445)	(386,532)
Purchases of property and equipment and capitalization of internal-use software development costs	(133,064)	(96,013)	(71,782)	(366,146)	(226,307)
Purchases of short- and long-term marketable securities	(178,200)	(308,685)	(204,607)	(584,189)	(1,068,198)
Proceeds from sales and maturities of short- and long-term marketable securities	197,440	222,030	93,300	727,125	631,422
Other non-current assets and liabilities	(1,128)	(1,827)	5,194	(3,037)	7,222
Net cash used in investing activities	(114,452)	(291,378)	(177,895)	(348,692)	(1,042,393)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Cash flows from financing activities:
Proceeds from the issuance of convertible senior notes, net	—	—	—	—	678,735
Proceeds from the issuance of warrants	—	—	—	—	77,970
Payment for bond hedge	—	—	—	—	(101,292)
Repayment of acquired debt and capital leases	—	—	—	—	(17,862)
Proceeds from the issuance of common stock under stock plans	17,776	12,072	17,362	54,288	75,361
Excess tax benefits from stock-based compensation	2,114	9,609	4,297	24,851	23,958
Employee taxes paid related to net share settlement of stock-based awards	(7,817)	(8,253)	(8,957)	(47,171)	(43,205)
Repurchases of common stock	(76,358)	(63,388)	(39,022)	(202,426)	(226,513)
Other non-current assets and liabilities	(800)	(1,250)	(1,575)	(2,050)	(1,575)
Net cash (used in) provided by financing activities	(65,085)	(51,210)	(27,895)	(172,508)	465,577
Effects of exchange rate changes on cash and cash equivalents	(4,048)	3,456	(7,318)	(7,339)	(5,265)
Net (decrease) increase in cash and cash equivalents	(977)	(75,109)	(39,826)	17,821	(119,552)
Cash and cash equivalents at beginning of period	257,448	332,557	254,165	238,650	333,891
Cash and cash equivalents at end of period	$256,471	$257,448	$214,339	$256,471	$214,339

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND ADJUSTED EBITDA

	Three Months Ended			Nine Months Ended
(in thousands, except per share data)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Income from operations	$115,689	$106,260	$120,239	$343,470	$353,437
GAAP operating margin	21%	20%	24%	21%	25%
Amortization of acquired intangible assets	6,752	6,752	8,403	20,284	23,654
Stock-based compensation	31,046	32,251	28,008	92,966	84,800
Amortization of capitalized stock-based compensation and capitalized interest expense	3,152	3,636	3,601	9,896	7,563
Other operating expenses(1)	708	1,439	(2,515)	3,856	2,973
Operating adjustments	41,658	44,078	37,497	127,002	118,990
Non-GAAP income from operations	$157,347	$150,338	$157,736	$470,472	$472,427
Non-GAAP operating margin	29%	28%	32%	29%	33%

Net income	$88,040	$67,200	$91,155	$232,986	$236,841
Operating adjustments (from above)	41,658	44,078	37,497	127,002	118,990
Amortization of debt discount and issuance costs	4,630	4,678	4,482	13,884	10,939
Loss on investments	—	—	—	25	393
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	(22,453)	(13,788)	(21,771)	(48,678)	(45,333)
Non-GAAP net income	111,875	102,168	111,363	325,219	321,830

Depreciation and amortization	64,881	63,601	55,411	189,054	148,426
Interest income	(2,723)	(2,541)	(2,010)	(8,265)	(5,389)
Other (income) expense, net	(204)	1,605	188	1,677	1,575
Provision for GAAP income taxes	25,946	35,318	26,424	103,163	109,078
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	22,453	13,788	21,771	48,678	45,333
Adjusted EBITDA	$222,228	$213,939	$213,147	$659,526	$620,853
Adjusted EBITDA margin	40%	40%	43%	41%	43%

Non-GAAP net income per share:
Basic	$0.63	$0.57	$0.62	$1.82	$1.80
Diluted	$0.62	$0.57	$0.62	$1.80	$1.78

Shares used in non-GAAP per share calculations:
Basic	178,547	178,682	178,186	178,591	178,324
Diluted	180,364	180,738	180,955	180,642	181,278

(1) Other operating expenses excluded from non-GAAP results include: acquisition-related costs, restructuring charges and certain legal matter costs. See the non-GAAP adjustment definitions below for additional information.

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA BY SOLUTION CATEGORY

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenue by solution category:
Media Delivery Solutions	$244,887	$243,503	$232,368	$730,232	$665,857
Performance and Security Solutions	262,696	256,039	229,204	763,717	653,545
Service and Support Solutions	43,447	41,181	36,470	124,340	108,177
Total revenue	$551,030	$540,723	$498,042	$1,618,289	$1,427,579
Cloud Security Solutions revenue	$64,672	$60,973	$46,517	$180,684	$120,404

Revenue growth rates year-over-year(1):
Media Delivery Solutions	5%	12%	22%	10%	21%
Performance and Security Solutions	15	15	30	17	30
Service and Support Solutions	19	14	21	15	27
Total revenue	11%	14%	26%	13%	25%
Cloud Security Solutions revenue growth rates	39%	39%		50%

Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(1)(2):
Media Delivery Solutions	10%	17%	23%	14%	21%
Performance and Security Solutions	18	19	30	21	30
Service and Support Solutions	24	18	21	19	27
Total revenue	15%	18%	26%	17%	25%
Cloud Security Solutions revenue growth rates(2)	44%	44%		55%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA BY GEOGRAPHY

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenue by geography:
U.S.	$400,581	$399,103	$363,469	$1,188,657	$1,031,878
International	150,449	141,620	134,573	429,632	395,701
Total revenue	$551,030	$540,723	$498,042	$1,618,289	$1,427,579

Revenue growth rates year-over-year(1):
U.S.	10%	16%	25%	15%	24%
International	12	7	28	9	26
Total revenue	11%	14%	26%	13%	25%

Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(1)(2):
U.S.	10%	16%	25%	15%	24%
International	27	22	27	23	26
Total revenue	15%	18%	26%	17%	25%

(1) Growth rates for the nine months ended September 30, 2014 exclude the impact of revenue from the Advertising Decision Solutions (ADS) business that was divested during the three months ended March 31, 2013
(2) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL FINANCIAL DATA

	Three Months Ended			Nine Months Ended
(in thousands, except end of period statistics)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Stock-based compensation:
Cost of revenue	$3,579	$3,502	$3,030	$10,244	$8,901
Research and development	5,982	6,009	4,979	17,357	14,517
Sales and marketing	13,465	12,847	12,110	39,295	35,438
General and administrative	8,020	9,893	7,889	26,070	25,944
Total stock-based compensation	$31,046	$32,251	$28,008	$92,966	$84,800

Depreciation and amortization:
Network-related depreciation	$50,937	$50,145	$44,617	$150,070	$119,778
Other depreciation and amortization	13,944	13,456	10,794	38,984	28,648
Depreciation of property and equipment	64,881	63,601	55,411	189,054	148,426
Capitalized stock-based compensation amortization	2,916	3,435	3,556	9,303	7,500
Capitalized interest expense amortization	236	201	45	593	63
Amortization of acquired intangible assets	6,752	6,752	8,403	20,284	23,654
Total depreciation and amortization	$74,785	$73,989	$67,415	$219,234	$179,643

Capital expenditures(1)(2):
Purchases of property and equipment	$65,429	$76,492	$47,034	$231,050	$157,280
Capitalized internal-use software development costs	33,401	30,835	31,466	98,219	84,432
Capitalized stock-based compensation	4,518	4,471	3,850	13,133	11,577
Capitalized interest expense	760	619	679	2,054	1,513
Total capital expenditures	$104,108	$112,417	$83,029	$344,456	$254,802

Net (decrease) increase in cash, cash equivalents and marketable securities	$(20,082)	$9,816	$69,357	$(123,411)	$314,837

End of period statistics:
Number of employees	5,943	5,733	4,858
Number of deployed servers	199,962	189,136	161,273

(1) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for at period end.
(2) See Use of Non-GAAP Financial Measures below for a definition

Use of Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures, revenue adjusted for ADS divestiture and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains that may be infrequent, unusual in nature or not reflective of Akamai's ongoing operating results. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may also facilitate comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and are unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•
Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees and executives, the grant date fair value varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•
Acquisition-related costs – Acquisition-related costs include transaction fees, due diligence costs and other direct costs associated with strategic activities. In addition, subsequent adjustments to Akamai's initial estimated amounts of contingent consideration and indemnification associated with specific acquisitions are included within acquisition-related costs. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of Akamai's operating results to prior periods and to its peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions.

•
Restructuring charges – Akamai has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and estimated costs of exiting facility lease commitments. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expense, nor provide meaningful insight into the fundamentals of current or past operations of its business.

•
Amortization of debt discount and issuance costs and amortization of capitalized interest expense – In February 2014, Akamai issued $690 million of convertible senior notes due 2019 with a coupon interest rate of 0%. The imputed interest rate of the convertible senior notes was approximately 3.2%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity under GAAP, thereby reducing the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt which are recorded as an asset in the consolidated balance sheet. All of Akamai's interest expense is comprised of these non-cash components and is excluded from management's assessment of the company's operating performance because management believes the non-cash expense is not indicative of ongoing operating performance.

•
Loss on investments and legal matters – Akamai has incurred losses from the impairment of certain investments and the settlement of legal matters. In addition, Akamai has incurred costs with respect to its internal investigation relating to sales practices in a country outside the U.S. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to them occur infrequently and are not representative of Akamai's core business operations.

•
Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or release of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; other operating expenses (comprised of acquisition-related costs; restructuring charges; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements; and costs incurred with respect to Akamai's internal investigation relating to sales practices in a country outside the U.S); and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; other operating expenses (comprised of acquisition-related costs, restructuring charges, benefit from adoption of software development activities, gains and other activity related to divestiture of a business, gains and losses on legal settlements, and costs incurred with respect to Akamai's internal investigation relating to sales practices in a country outside the U.S.); loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per share – Non-GAAP net income divided by basic weighted average or diluted common shares outstanding. Basic weighted average shares outstanding are those used in GAAP net income per share calculations. Diluted weighted average shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transaction entered into in connection with the issuance of $690 million of convertible senior notes due 2019. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, the company would receive a benefit from the note hedge transaction and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of net income per share. Until Akamai's weighted average stock price is greater than $89.56, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; other operating expenses (comprised of acquisition-related costs; restructuring charges; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements; and costs incurred with respect to Akamai's internal investigation relating to sales practices in a country outside the U.S.); foreign exchange gains and losses; loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures – Purchases of property and equipment, capitalization of internal-use software development costs, capitalization of stock-based compensation and capitalization of interest expense.

Revenue, adjusted for ADS divestiture – Revenue excluding the impact of Akamai's Advertising Decision Solutions (ADS) divestiture.

Impact of Foreign Currency Exchange Rates – Revenue and earnings from international operations have historically been an important contributor to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of Akamai's foreign subsidiaries weaken, consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of financial results and evaluation of performance in comparison to prior periods. The information presented is calculated by translating current period results using the same average foreign currency exchange rates per month from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release contains information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about future business plans and opportunities. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, effects of increased competition including potential failure to maintain the prices we charge for our services and loss of significant customers; failure of the markets we address or plan to address to develop as we expect or at all; failure to maintain growth in cloud security revenue, inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; a failure of Akamai's services or network infrastructure; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.